PR Contact	IR Contact
Adam Handelsman	Jody Burfening
Lippert/Heilshorn & Associates	Lippert/Heilshorn & Associates
ahandelsman@lhai.com	jburfening@lhai.com
(212) 838-3777	(212) 838-3777

FOR IMMEDIATE RELEASE

GlobalOptions Group Announces First Quarter Results

NEW YORK, May 11, 2010 - GlobalOptions Group, Inc. (NASDAQ: GLOI), a leading provider of domestic and international risk management services, today announced results for the first quarter ended March 31, 2010.

Revenue for the first quarter of 2010 was $25.2 million compared to $25.5 million for the same period in 2009. EBITDA (earnings before interest, taxes, depreciation and amortization) for the first quarter of 2010 was $(0.6) million compared to $(0.5) million last year, and EBITDAS (EBITDA before stock based compensation) was slightly positive compared to $0.1 million last year. Operating loss for the first quarter of 2010 was $1.5 million compared to an operating loss of $1.4 million for the first quarter of last year. Net loss for the first quarter of 2010 was $1.7 million, or $0.12 per share, compared to a net loss of $1.6 million, or $0.15 per share for the first quarter of 2009.

On April 30, 2010, the company completed the sale of its SafirRosetti unit for approximately $5.25 million. Needham & Company, LLC served as financial advisor to GlobalOptions on this transaction and continues to serve the company as part of its work in assessing strategic and financial alternatives for maximizing shareholder value.  SafirRosetti provided security consulting and design services under our Security Consulting and Investigations segment.  The Bode Technology Group, the DNA provider within this business segment, will remain with the company and the business segment will be renamed Forensic DNA Solutions and Products.   Bode provides DNA analysis, proprietary DNA collection products and consulting services to law enforcement agencies, federal and state governments, crime laboratories and disaster management organizations.  Adjusting for the sale of SafirRosetti, consolidated revenue for the first quarter of 2010 was $22.1 million, compared to $22.4 million for the first quarter last year.

"Our first quarter performance masked the contribution from our Bode unit.  Although consolidated revenue was flat with last year, revenue for our Bode unit grew 31% from the first quarter of 2009 to the first quarter of 2010.  This revenue growth was offset by quarter-over-quarter softness in our Preparedness Services segment, as we had a big 2009 first quarter completing disaster recovery projects in Texas, Iowa and Indiana,” said Dr. Harvey Schiller, Chairman and CEO of GlobalOptions Group.

“The sale of SafirRosetti allows us to reveal the outstanding and improving financial results contributed by our Forensic DNA Solutions and Products unit since we acquired the business in 2007,” added Schiller. "Against an industry that has been growing in the low single digits, this unit posted 33% revenue growth for the twelve month period ending December 31, 2009.  We have also seen Bode drive increasing profitability as it has expanded its case work for DNA collection analysis, signed new contracts with municipal crime labs and renewed contracts with existing customers.  As the gold standard private DNA lab in the United States, this unit is leveraging its reputation and has expanded its offerings to now include end-to-end solutions that encompass DNA collection analysis, lab services, consulting and training and to extend its reach in overseas markets.”

Financial Measures

In addition to the results presented in accordance with generally accepted accounting principles, or GAAP, in this press release, the Company presents EBITDA and EBITDAS which are non-GAAP measures. EBITDA is determined by taking the net loss and adding back amortization of intangible assets, depreciation and amortization of property and equipment, interest expense (income), net, and income tax provision. EBITDAS is determined by taking EBITDA and then adding back stock based compensation expense. In addition, the Company has presented the breakout of the revenue and operating profit of each of the two businesses  representing the Security Consulting and Investigations reporting segment, in order to disclose the effect of discontinued operations.  The Company believes that these non-GAAP measures, viewed in addition to and not in lieu of the Company's reported GAAP results, provides useful information to investors because these metrics provide a more focused measure of operating results. These metrics are an integral part of the Company's internal reporting to measure operations of the company and the performance of senior management. A reconciliation to comparable GAAP measures is available in the accompanying schedule. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Conference Call

GlobalOptions Group will host an earnings conference call at 10:00 a.m. Eastern on May 11, 2010 for the first quarter ended March 31, 2010. During the call, Dr. Harvey Schiller, Chairman and Chief Executive Officer, and Jeff Nyweide, Chief Financial Officer, will discuss the company's quarterly performance and financial results. The telephone number for the conference call is 888-634-9408. A live webcast of the call will also be available on the company's website, www.GlobalOptions.com.

The webcast will be archived on the site, and investors will be able to access an encore recording of the conference call for one week by calling 800-642-1687, conference ID # 73240347. The encore recording will be available two hours after the conference call has concluded.

GlobalOptions Group

GlobalOptions, with headquarters in New York City and offices in 11 cities, is an integrated provider of risk mitigation and management services to government entities, FORTUNE 1000 corporations and high net-worth and high-profile individuals throughout the world. We enable clients to identify, assess and prevent natural and man-made threats to the well-being of individuals and the operations of governments and corporations. In addition, we assist our clients in recovering from the damages or losses resulting from the occurrence of acts of terror, natural disasters, fraud and other risks. We deliver risk mitigation and management services through three business segments: Preparedness Services; Fraud and Special Investigations Unit Services; and Forensic DNA Solutions and Products. Additional information can be found at www.GlobalOptions.com.

Statements in this press release regarding the Company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. The Company wishes to caution readers not to place undue reliance on such forward-looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1995, and as such, speak only as of the date made. To the extent the content of this press release includes forward-looking statements, they involve various risks and uncertainties, including the successful integration of acquired businesses, projected financial information and the continued successful implementation of the Company's business strategy.

Certain of these risks and uncertainties will be described in greater detail in GlobalOptions Group's filings with the Securities and Exchange Commission. GlobalOptions Group is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(dollars in thousands, except per share amounts)

ASSETS	March 31,	December 31,
	2010	2009
	(unaudited)
Current assets:
Cash and cash equivalents	$2,669	$3,221
Accounts receivable, net	23,960	19,632
Inventories, net	3,435	3,354
Prepaid expenses and other current assets	802	840

Total current assets	30,866	27,047

Property and equipment, net	7,801	6,994
Intangible assets, net	3,967	4,268
Goodwill	19,968	19,968
Security deposits and other assets	544	537

Total assets	$63,146	$58,814

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Line of credit	$4,106	$2,163
Accounts payable	4,601	3,565
Deferred revenues	483	590
Accrued compensation and related benefits	5,460	3,643
Other current liabilities	2,324	1,730

Total current liabilities	16,974	11,691

Long-term liabilities:
Deferred tax obligation	602	511
Other long-term obligations	781	789
Total long-term liabilities	1,383	1,300

Total liabilities	18,357	12,991

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.001 par value, 14,900,000 shares authorized, no shares issued or outstanding	-	-
Series D convertible preferred stock, non-voting, $0.001 par value, 100,000 shares authorized,
0 shares issued and outstanding	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized;
14,485,424 shares issued and 14,361,530 shares outstanding at March 31, 2010, and
14,472,363 shares issued and 14,348,469 shares outstanding at December 31, 2009	14	14
Additional paid-in capital	112,567	111,909
Accumulated deficit	(67,549)	(65,857)
Treasury stock; at cost, 123,894 and 123,894 at March 31, 2010 and December 31, 2009, respectively	(243)	(243)
Total stockholders' equity	44,789	45,823
Total liabilities and stockholders' equity	$63,146	$58,814

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(dollars in thousands, except per share amounts)
(unaudited)

	For the Three Months Ended March 31,
	2010	2009

Revenues	$25,234	$25,514

Cost of revenues	13,826	14,755
Gross profit	11,408	10,759

Operating expenses:

Selling and marketing	3,228	3,056

General and administrative	9,698	9,148

Total operating expenses	12,926	12,204

Loss from operations	(1,518)	(1,445)

Other income (expense):

Interest income	1	1

Interest (expense)	(84)	(191)

Other expense, net	(83)	(190)

Loss before income taxes	$(1,601)	$(1,635)

Income tax provision	91	-
Net loss	$(1,692)	$(1,635)

Basic and diluted net loss per share	$(0.12)	$(0.15)

Weighted average number of common shares
outstanding - basic and diluted	13,882,454	11,110,969

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Information
(dollars in thousands)
(unaudited)

	For the Three Months Ended March 31,
	2010	2009

EBITDA, EBITDAS

Net Loss (GAAP)	$(1,692)	$(1,635)
Add back the items:
Depreciation and amortization of property and equipment	567	370
Amortization of intangible assets	321	617
Interest (income) expense, net	83	190
Income tax provision	91	-
EBITDA	$(630)	$(458)
Add back:
Stock-based compensation expense	642	586
EBITDAS	$12	$128

EBITDA, EBITDAS - Before one-time charges

Net Loss (GAAP)	$(1,692)	$(1,635)
One-Time Charges:
Strategic expenses	494	-
Restructuring expenses	3	-
Net Income (Loss) Before one-time charges	$(1,195)	$(1,635)
Add back the items:
Depreciation and amortization of property and equipment	567	370
Amortization of intangible assets	321	617
Interest (income) expense, net	83	190
Income tax provision	91	-
EBITDA - Before one-time charges	$(133)	$(458)
Add back:
Stock-based compensation expense	642	586
EBITDAS - Before one-time charges	$509	$128

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Information
(dollars in thousands)
(unaudited)

The following breaks out of the results of the
Security Consulting and Investigations Segment the
results of the SafirRosetti business as discontinued operations

	For the three months ended March 31,		For the year ended December 31,
	2010	2009	2009	2008	2007
As reported:					(Note 1)
Revenues for the Security Consulting and Investigations Segment, as reported	$9,048	$7,657	$33,534	$33,682	$31,815

Loss from Operations for the Security Consulting and Investigations Segment, as reported	$(726)	$(1,021)	$(1,815)	$(4,828)	$(7,112)

SafirRosetti

Revenues of the SafirRosetti unit on a pro forma basis	$3,093	$3,113	$12,376	$17,794	$17,570

Loss from Operations of the SafirRosetti unit on a pro forma basis	$(740)	$(600)	$(2,379)	$(1,695)	$(3,100)

Pro forma for the segment without SafirRosetti, representing solely the Bode Technology Group unit

Revenues of Bode Technology Group	$5,955	$4,544	$21,158	$15,888	$14,245

Income (Loss) from Operations of Bode Technology Group	$14	$(421)	$564	$(3,133)	$(4,012)

Note 1 - Includes the results of Bode from March 1, 2007, following the acquisition by GlobalOptions